Exhibit 5.1

February 1, 2021

U.S. Gold Corp.

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U.S. Gold Corp., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), as amended for the inclusion of the Prospectus Supplement dated January 28, 2021 (the “Prospectus Supplement”), for the offer and sale of up 914,136 shares (the “Securities”) of the Company’s common stock, $0.001 par value per share (“Common Stock”).

In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in: (a) the Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 30, 2015, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company, dated as of December 30, 2015, and amended as of February 19, 2016; (c) the resolutions adopted by the Company’s board of directors (the “Board of Directors”) authorizing the issuance of the Securities and the filing of the Registration Statement and the Prospectus Supplement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement and the Prospectus Supplement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

U.S. Gold Corp.

February 1, 2021

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities. We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding after giving effect to such issuance of such Securities will not exceed either the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, as amended as of the date of such issuance.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement and the Prospectus Supplement, in accordance with the Directors’ Resolutions, such Securities will be validly issued, fully paid and nonassessable.

Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated January 28, 2021 and the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP